Exhibit 99.1

FOR IMMEDIATE RELEASE

MONDAY, OCTOBER 10, 2005

Polar Molecular Holding Corporation announced today that it will hold its Annual Meeting for Shareholders

Polar Molecular Holding Corporation (POMH, NASDAQ pink sheets) announced today that it will hold its Annual Meeting for Shareholders on December 30, 2005 at 12:00 noon mountain time, at the Company’s Corporate Headquarters in Denver, Colorado USA.

Polar Holdings Annual Meeting had been delayed twice this year due to a change of auditors which delayed the completion of the company’s annual audit for the year ending December 31, 2004 and filing Form 10K with the Securities Exchange Commission.

The Company expects to file its Form 10K with the Securities Exchange Commission around October 31, 2005.  The Company also expects to be current on all of its 10Q filings before November 30, and anticipates timely filing of all its future SEC reports.   Polar Management will assess re-application for a “Bulletin Board” listing, or other listing, after all SEC filings are current.  Polar Holdings and its securities legal counsel are making all the other preparations necessary to conduct the Annual Meeting of Shareholders on December 30.